Exhibit 99.1

magicJack Raises Revenue and GAAP EPS Estimate Range for
Full Year 2012

Third Quarter Revenue and GAAP EPS Guidance $40-$41 million and $0.55-$0.80 per share; Telecom net-net costs projected to be less than $1.00 a year per eligible user going forward

West Palm Beach, FL, and Netanya, Israel – Sept. 6, 2012 - magicJack VocalTec, Ltd. (Nasdaq: CALL), the Voice Experts and cloud communications leader that invented voice over IP (VoIP) and sold over nine million magicJacks®, today communicated recent revised estimates and continued reduced costs. The Company will keep the investment community informed of matters that may be deemed pertinent during the repurchase program as they become available.

Third Quarter Estimate Updates
The Company estimates revenue to be $40-$41 million for the third quarter (over 60 percent growth over Q3 2011) due to continued strong magicJack PLUS™ and renewal sales to customers. In addition, by the end of 2013, magicJack hopes to have sold one million vanity and ported phone numbers. The Company estimates GAAP EPS will be $0.55-$0.80 per share for third quarter.  Revenue continues to be easier to estimate than GAAP EPS due to other income/loss and one-time adjustments. During Q3, the company will take a one-time write-down of semiconductor chip inventory that is no longer needed but was previously purchased during a period of uncertain (Japanese tsunami) supply. After applying one-time charges (estimated to be as high as $0.15 per share), the company still expects to produce over $0.50 per share of operating income. Excluding one-time charges, operating income could be over $0.65 per share. The Company believes operating income is the most important measure for investors and analysts to use for evaluating the earnings power of the business.

While magicJack already possesses the lowest telecom cost structure in the VoIP space, the company has successfully reduced these costs even further. The Company expects most of its telecom cost reduction efforts will be completed by Q4 2012. After netting termination revenue we collect against telecom costs, the Company’s projected run rate per eligible user is less than $1.00 per year. The efficient cost structure is the primary reason the Company is able to offer free phone service to millions of customers. If the Company was able to collect all access charges, including those in legal dispute in Federal Court, the Company could have net-net telecom costs of $0.00 per eligible user. The company expenses all telecom costs upfront along with media costs for customer acquisition. The Company’s maximum revenue booked for access charges was only what it collected in 2012.

Revised 2012 GAAP Estimates
The Company is raising its estimates for 2012 revenue and EPS as follows:

	Previous Estimate	Revised Estimate
Revenue increase year-to-year	25% - 40%	35% - 45%
EPS	$1.50 - $1.80	$1.70 - $2.00

Please note, these estimates may change and could be affected by various adjustments or other conditions. Please read this entire press release and refer to previous and future SEC filings for these and other risk factors.

President Andrew MacInnes stated, “We will continue to use any excess cash flow we produce to fund our successful share buyback program as long as our stock remains undervalued. With efficiencies being added, patents being acquired (just awarded another patent relating to 911 technology we have available), and additional services and products being built, the value of magicJack increases.”

CEO Dan Borislow added, “We finally launched our Android beta app last week and have seen total downloads of all apps at over 20,000 a day. As previously disclosed, we launched a new invention for our apps. The invention enables anyone who downloads a free app and makes free calls to automatically leave behind a real callback phone number. The invention is patent pending. Other new products are on the way in Q4 including the magicJack Wi-Fi with the best home phone voice quality I have ever heard. With these terrific product and service additions, we expect more customers to renew their licenses in the future and take advantage of purchasing future customer benefits. We have a few more areas for cost cutting and efficiency, but the low hanging fruit and even most of the ripe fruit from the tree has been harvested. magicJack successfully integrated over five business combinations to date and retained all the best employees and technology of each. After building this efficient foundation, the trick now is to add more customers offering more products and services for each one. We can now do this in a measured format (with the efficient foundation we built), enhancing the customer experience every step of the way. We also still have a few inventions up our sleeve and hope they will also add substantial value to the mix.”

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of  our Annual Report on Form 10-K  and other filings  with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

About magicJack VocalTec Ltd.
magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of VoIP including the softphone and magicJack, has the goal of becoming the leading international provider of global voice over many platforms. The Company has achieved sales of over nine million of the easy-to-use, award-winning magicJack since the device’s launch in 2008, and has the use of over 30 patents, some dating to when the Company invented VoIP. It is the largest reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states, and the network has historically had uptime of over 99.99 percent.

The magicJack VocalTec Ltd. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=10116.

Contact:
Investor Relations
Andrew MacInnes, President
561-749-2255
ir@magicJack.com
Media Relations
Kari Hernandez, INK Public Relations for magicJack
512-382-8982
magicjack@ink-pr.com